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                                                                    Exhibit 23.3



                               CONSENT OF COUNSEL
                               ------------------


     We consent to the reference to our Firm under the captions "Certain United States Federal Income Tax Consequences" and "Legal Matters" in the Registration Statement (Form S-3) and related Prospectus of Equitable Resources, Inc. for the registration under the Securities Act of 1933 of $100 million of its Medium-Term Notes, Series C.



                                       DOEPKEN KEEVICAN WEISS & MEDVED
                                       PROFESSIONAL CORPORATION